UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

EQUITY DISTRIBUTION ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39520	85-1876561
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 600 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 466-4296

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	EQD.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	EQD	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	EQD WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). In the Staff Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities rather than equity on a SPAC’s balance sheet. Since their issuance on September 18, 2020, the outstanding warrants (“Warrants”) to purchase common stock of Equity Distribution Acquisition Corp. (the “Company”) were accounted for as equity within the Company’s balance sheet.

On May 11, 2021, the Company’s audit committee (the “Audit Committee”), based on the recommendation of, and after consultation with, the Company’s management, and as discussed with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, concluded that the Company’s audited financial statements as of and for the period from July 7, 2020 (inception) through December 31, 2020 (the “Non-Reliance Period”), as reported in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2021, should no longer be relied upon due to the misclassification of the Company’s outstanding Warrants as components of equity instead of as liabilities. Similarly, the audit report of Marcum dated March 16, 2021 and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and any communications describing relevant portions of the Company’s financial statements for the Non-Reliance Period, should no longer be relied upon.

As a result, the Company will restate its historical financial results for the Non-Reliance Period to reflect the classification of the Warrants as liabilities (the “Restatement”). The Company will file an amendment to the Annual Report on Form 10-K for the year ended December 31, 2020 to reflect the Restatement as soon as practicable after the date hereof. Going forward, unless the Company amends the terms of its warrant agreement, the Company expects to continue to classify the Warrants as a liability, which would require the Company to incur the cost of measuring the fair value of the Warrant liabilities, and which may have an adverse effect on the Company’s results of operations. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations. The Audit Committee and management of the Company have discussed the matters disclosed pursuant to this Item 4.02 with Marcum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2021

EQUITY DISTRIBUTION ACQUISITION CORP.

By:	/s/ Philip Tinkler
Name:	Philip Tinkler
Title:	Chief Financial Officer